SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant |x|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|  Preliminary Proxy Statement

|x|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                           Porta Systems Corporation
               -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           Porta Systems Corporation
                    ---------------------------------------
                    (Name of Person Filing Proxy Statement)

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|_| $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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|_| Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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     1) Amount Previously Paid:
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

                              PORTA SYSTEMS CORP.
                            575 Underhill Boulevard
                            Syosset, New York 11791


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 7, 1995

                            ------------------------


     The Annual Meeting of Stockholders (the "Annual Meeting") of Porta Systems Corp. (the "Company") will be held at the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on June 7, 1995, at 3:00 P.M., Eastern Daylight Savings Time, for the following purposes:

       1.   to elect seven directors;

       2. to ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending December 31, 1995; and

       3. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 17, 1995, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report is being sent together with this Proxy Statement to all stockholders of record on the Record Date. Additional copies are available on request. A copy of the Company's list of stockholders as of the Record Date may be reviewed by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at Chemical Bank, Fifteenth Floor, 450 West 33rd Street, New York, New York, for a period of ten days prior to the date of the Annual Meeting.

     Since it is desirable that as many stockholders as possible be represented at the Annual Meeting, please complete, sign and return the enclosed proxy solicited by the Board of Directors of the Company as promptly as possible in the envelope enclosed for that purpose. Any stockholder giving a proxy may revoke it at any time before it is exercised. If you attend the meeting, you may vote in person if you desire to do so even if you have returned a proxy.

                                    By order of the Board of Directors

                                             WILLIAM V. CARNEY
                                                 Secretary

Syosset, New York
April 30, 1995



    Requests for additional copies of proxy material should be addressed to:

                                 Chemical Bank
                              450 West 33rd Street
                            New York, New York 10001

                              PORTA SYSTEMS CORP.
                            575 Underhill Boulevard
                            Syosset, New York 11791

                            ------------------------

                                PROXY STATEMENT

                              Dated April 30, 1995

             Annual Meeting of Stockholders to Be Held June 7, 1995

                            ------------------------

                              GENERAL INFORMATION

     The accompanying proxy and this Proxy Statement are furnished to the stockholders of Porta Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting (the "Annual Meeting") of holders of its Common Stock, par value $.01 per share (the "Common Stock"), to be held at the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, at 3:00 P.M., Eastern Daylight Savings Time, on June 7, 1995, and at any adjournments or postponements thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

     If a proxy in the  accompanying  form is duly  executed and  returned,  the shares represented by the proxy will be voted in accordance with the instructions indicated thereon. If no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by written notice to the Company bearing a later date than the proxy or by the execution and delivery to the Company of a subsequently dated proxy. Any stockholder attending the Annual Meeting may vote in person if the stockholder desires to do so, whether or not that stockholder has previously given a proxy.

     This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about May 17, 1995.


                               VOTING SECURITIES

     The close of business on April 17, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on April 17, 1995 will be entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on April 17, 1995. On that date, the Company had issued and outstanding 7,307,106 shares of Common Stock.


                        PRINCIPAL HOLDERS OF SECURITIES
                      AND SECURITY HOLDINGS OF MANAGEMENT

     There are no persons known to the Company to be the beneficial owners of 5 percent or more of the outstanding shares of Common Stock.

     The following table sets forth, as of April 25, 1995, the number of outstanding shares of Common Stock of the Company beneficially owned, directly or indirectly, by each current director of the Company, the Chief Executive Officer of the Company and each of the four most highly compensated executive officers other than the Chief Executive Officer, and all current directors and officers of the Company as a group.



                                                                                                           Percentage of
                                                                        Shares of Common Stock              Outstanding
       Name                                                             Beneficially Owned (1)            Common Stock (2)
       ----                                                             ----------------------            ----------------
Vincent F. Santullli .......................................                 231,853 (3)                        3% (3)
William V. Carney ..........................................                 243,864 (4)                        3% (4)
Howard D. Brous ............................................                   --                               --
Warren H. Esanu ............................................                     100                               (5)
Herbert H. Feldman .........................................                  --                                --
Stanley Kreitman ...........................................                   3,000 (6)                           (5)
John J. Gazzo ..............................................                  44,025 (7)                           (5)
Garet M. Romeo .............................................                  67,644 (8)                           (5)
Michael A. Tancredi ........................................                  72,988 (9)                        1% (9)
Vincent H. Catrini .........................................                   5,700 (10)                          (5)
All current directors and executive officers
  as a group (12 persons) ..................................                 630,780 (11)                       8% (11)

- - --------------
(1) Except as otherwise indicated each person has the sole power to vote and dispose of all shares of Common Stock listed opposite his name.

(2) For purposes of calculating the percentage of ownership of each holder of shares of Common Stock or options exercisable for shares of Common Stock, the percentage reflected assumes that only such holder exercised such options.

(3) Includes a total of 59,000 shares beneficially owned by Mr. Santulli issuable upon the exercise of options granted under the Company's 1986 Stock Option Plan (the "1986 Plan").

(4) Includes a total of 22,500 shares of Common Stock beneficially owned by Mr. Carney issuable upon the exercise of options granted under the 1986 Plan.

(5) Less than one percent of the outstanding shares of Common Stock. (6) Includes a total of 3,000 shares of Common Stock beneficially owned by Mr. Kreitman issuable upon the exercise of options granted by the Company in connection with Mr. Kreitman's retention by the Company as consultant in 1994.

(7) Includes a total of 22,500 shares of Common Stock beneficially owned by Mr. Gazzo issuable upon the excercise of options granted under the 1986 Plan.

(8) Includes a total of 42,000 shares beneficially owned by Mr. Romeo issuable upon the exercise of options granted under the 1986 Plan. Also includes 455 shares of Common Stock owned directly by Mr. Romeo's spouse. Although one of the executive officers named in the table on page 9, Mr. Romero resigned as an officer and director of the Company and any of its subsidiaries on February 24, 1995.

(9) Includes a total of 14,700 shares beneficially owned by Mr. Tancredi issuable upon the exercise of options granted under the 1986 Plan.

(10) Includes a total of 5,700 shares of Common Stock beneficially owned by Mr. Catrini issuable upon exercise of options granted under the 1986 Plan.

(11) Includes an aggregate of 153,650 shares issuable upon the exercise of options granted under the 1986 Plan.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting to serve for the ensuing year and until their respective successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

     Should any of the persons described in this Proxy Statement who have been nominated by the Board of Directors of the Company become unable to accept election, it is intended that the proxies solicited hereby will be voted for the balance of those named and for a substitute nominee or nominees designated by the Board of Directors. The Company knows of no reason why any of the nominees listed below would be unable to accept election.

     Unless authority to do so is expressly withheld by marking the "Against" box or by writing in the name of the nominee or nominees as to whom authority is to be withheld on the proxy card forwarded herewith, proxies received in response to this solicitation will be voted in favor of the election as directors of the Company of the persons listed below.



                                                        Principal Occupation             Director
    Name of Nominee                                         or Employment                 Since          Age
    ---------------                                     --------------------             -------         ---
Vincent F. Santulli (1) ...............             Chairman of the Board,                1970           52
                                                    Chief Executive Officer and
                                                    Director of the Company

William V. Carney .....................             Vice Chairman, Senior                 1970           57
                                                    Vice President, Chief
                                                    Technical Officer, Secretary
                                                    and Director of the Company

Howard D. Brous (1)(2)(3) .............             President and Chief                   1989           50
                                                    Executive Officer of
                                                    H.D. Brous  & Co., Inc.,
                                                    a New York Stock
                                                    Exchange member firm

Warren H. Esanu (1)(2)(3) .............             Of counsel to Esanu                   1989           52
                                                    Katsky Korins & Siger,
                                                    attorneys at law

Herbert H. Feldman (2)(3) .............             President, Alpha Risk                 1989           62
                                                    Management, Inc.,
                                                    independent risk
                                                    management consultants

Stanley Kreitman ......................             Vice Chairman, Manhattan              1995           63
                                                    Associates, investment
                                                    advisors

Michael A. Tancredi ...................             Vice President-Finance,               1970           65
                                                    Treasurer and Director
                                                    of the Company

- - --------------

(1)  Member of the Executive Committee of the Board of Directors.

(2)  Member of the Compensation Committee of the Board of Directors.

(3)  Member of the Audit Committee of the Board of Directors.

     Except for Mr. Kreitman, each of the nominees listed above was elected a director at the last annual meeting of stockholders.

     Messrs. Santulli, Carney and Tancredi have each been associated with the Company as directors and officers for more than five years. Mr. Santulli was elected President of the Company in June 1977, served as its President until December 1990 and was elected Chairman of the Board and Chief Executive Officer in March 1989. Following Mr. Santulli's election as President of the Company in June 1977, he continued to serve as Treasurer until April 1978, when Mr. Tancredi was elected Vice President and Treasurer. Mr. Tancredi was elected Vice President-Finance in March 1984 and he was elected Vice President-Finance and Administration in November 1989. From June 1977 to February 1984, Mr. Carney served as Senior Vice President-Operations. In March 1984, Mr. Carney was elected as Senior Vice President-Manufacturing and, in February 1985, Mr. Carney was elected Senior Vice President-Connector Products. In January 1988, Mr. Carney was elected Vice Chairman and Senior Vice President-Mechanical Engineering. He was elected Senior Vice President in November 1989 and Chief Technical Officer in December 1990. Mr. Carney has served as Secretary since June 1977.

     From prior to January 1990 to the present, Mr. Brous has been President and Chief Executive Officer of H.D. Brous & Co., Inc., a New York Stock Exchange member firm. Mr. Brous has also been general partner of TR Partners, a New York limited investment partnership, since May 1986, general partner of NJB Investment Associates, L.P. since 1991 and investment advisor principal of Brous Advisors, a registered investment advisor, since 1991.

     Mr. Esanu has been of counsel to Esanu Katsky Korins & Siger, attorneys at law, since prior to January 1990. Mr. Esanu has also been President of Chrysalis Management Corp., a real estate services firm, Vice President-Real Estate Management of Elmira Realty Management, Inc., a real estate management company, and President of Turnpike Real Estate Management, Inc., a real estate management company, since prior to January 1989. Mr. Esanu is general partner and limited partner of two single purpose real estate partnerships which during 1992 and 1993, respectively, filed for protection under Chapter 11 of the Federal Bankruptcy Code. Mr. Esanu acts as attorney for Mr. Brous, a director of the Company, and certain entities affiliated with Mr. Brous. During 1994, Esanu Katsky Korins & Siger provided legal services to the Company and is expected to do so in 1995.

     Mr. Feldman has been President of Alpha Risk Management, Inc., independent risk management consultants, since prior to January 1990. He is its sole stockholder. Alpha Risk Management, Inc. provides the Company with ongoing risk management services relating to its corporate insurance coverage for a monthly retainer of $3,000. The agreement has been canceled is cancelable by either party upon ten days prior notice.

     Mr. Kreitman has been Vice Chairman of Manhattan Associates, a firm of investment advisors, from February 1994 to the present. From prior to January 1990 to January 1994, he was President of United States Banknote Corp. During 1994, Mr. Kreitman provided consulting services to the Company under an agreement pursuant to which he was paid $5,000.The agreement has been cancelled.

     Several complaints alleging class actions have been filed against the Company. Seven such actions pending in the U.S. District Court for the Eastern District of New York have been consolidated, and on or about November 11, 1994 plaintiffs filed a revised third consolidated amended and supplemental class action complaint. The amended complaint alleges violations by the defendants of the anti-fraud provisions of Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 thereunder, and Section 20(a) of the Exchange Act, as well as breach of fiduciary duties by the individual defendants based upon the Company's April 1, 1993 announcement that a sale of a line test system previously recorded during 1992 was being reversed in the fourth quarter of 1992 and that the Company would suffer a loss for the year ended December 31, 1992. The amended complaint also alleges that certain other public statements by the Company during 1992 were false, and further alleges that the Company and certain other named defendants knew or should have known that statements contained in various of the Company's public filings and press releases misrepresented material facts concerning the Company and its financial prospects, resulting in the Company's reported revenues and profits for the second and third quarters of 1992 being misstated, and the market price of the Company's Common Stock being artificially inflated during the purported class period. The plaintiffs seek, among other things, unspecified money damages.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has established Executive, Compensation and Audit Committees.

     The Executive Committee was formed to exercise between meetings of the Board of Directors all the powers of the Board of Directors in the conduct of the Company's business to the full extent permitted by Delaware law. The Executive Committee's present members are Messrs. Santulli, Brous and Esanu.

     The Compensation Committee has been empowered to approve the compensation of all senior Company employees, as well as to administer the Company's 1986 Stock Option Plan. See "Report of the Compensation Committee" below. The Compensation Committee's present members are Messrs. Feldman, Esanu and Brous. Mr. Feldman is its chairman.

     The Audit Committee's principal responsibilities are to review the terms of the engagement of the Company's independent accountants, review the Company's policies and procedures with respect to internal auditing, accounting and financial controls and review and discuss the Company's independent accountants' reports and recommendations. The Audit Committee's present members are Messrs. Feldman, Esanu and Brous. Mr. Esanu is its chairman.

     Excluding actions by unanimous written consent, during 1994, the Board of Directors held a total of seven meetings, the Executive Committee held no meetings, the Audit Committee held a total of five meetings and the Compensation Committee held no meetings. Each of the nominees for director attended at least 90 percent of the aggregate number of meetings of the Board of Directors and the committees on which he served held during the period he served as such.

     The Company does not have a nominating committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company receives an annual fee of $16,000 for serving as a director of the Company, and each chairman of a standing committee of the Board of Directors receives an additional annual fee of $3,000. Each director receives a supplemental fee of $1,200 for each meeting he attends of the Board of Directors or of any of its committees.

                             EXECUTIVE COMPENSATION

     Nothwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the performance graph appearing herein shall not be incorporated by reference into any such filings.

Description of Compensation

     The Compensation Committee of the Company's Board of Directors (the "Committee") consists entirely of independent, non-employee directors. The role of the Committee, among other things, is to review and approve the broad compensation policies of the Company with respect to its executives and various components of the total compensation of the executive officers. The Committee also examines and approves the elements of the Company's variable compensation plans. The various components of executive compensation include the following:

     Base Salary. Base salaries for executives and all other salaried employees are paid within salary ranges established for each position. Each employee's salary, including executives' salaries, is based on an annual assessment of competitive pay and his or her contribution to the business.

     Bonuses. The Company awards bonuses to executive officers and other employees who have made a contribution to the Company's operations. The award of bonuses to the Chief Executive Officer and the Chief Operating Officer is based solely on certain corporate financial performance criteria, including return on sales, return on equity and growth in sales compared to the previous year. Bonuses awarded to other executive officers are based on corporate financial performance criteria and individual performance.

     Stock Options. The Company has in effect the 1986 Stock Option Plan (the "1986 Plan"), which was approved by the Board of Directors on March 16, 1986 and by the Company's stockholders on May 14, 1986 and amended as to the number of shares available for grant thereunder on May 24, 1989 and May 23, 1991 by vote of the Company's stockholders. As amended, the 1986 Plan permits the grant of options to purchase up to 850,000 shares of Common Stock to employees of the Company and its 50% or more owned subsidiaries whom the Committee determines are eligible for such grants.

     The Company views stock options as a competitively appropriate component of total compensation which provide long-term incentives, linking the interests of executives and other employees receiving grants with those of the Company's stockholders. Because of their long-term nature and the linkage of executive and stockholder interests, stock options are the Company's only long-term incentive compensation program. Generally, grants have not been made to executive officers since 1989, although grants have been made to other employees from time to time since 1989, including a grant of options to certain executive officers prior to their election as executive officers and a grant of options to purchse an aggregate of 10,000 shares awarded in April 1994 to two newly elected executive officers.

     Supplementary Group Life and Long-Term Disability Insurance. The Company makes available supplementary group life insurance coverage and special long-term disability coverage to certain employees, including Messrs. Santulli, Romeo, Carney, Gazzo and Catrini. Supplementary group life insurance coverage is in an amount of $500,000 for each executive. The group life insurance benefit provided to all employees is in an amount equal to twice an employee's salary, with a maximum benefit of $250,000.

      401(k) Plan. Effective as of November 1, 1986, the Company adopted a cash or deferred savings plan (the "401(k) Plan") under section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the 401(k) Plan, an employee who has completed at least one month of credited service and is at least 20 1/2 years of age may elect to have the Company deduct under a salary reduction agreement up to 15% of the employee's compensation (subject to limitations contained in the Code) and contribute this sum on behalf of the employee to the 401(k) Plan instead of paying it to him. The participating employee is not taxed on that contribution. Through December 31, 1994, the Company matched each participant's contribution by making a second contribution out of accumulated earnings or profits by an amount equal to 75% of the amount which the participant elected to defer in the 401(k) Plan, but only up to the first 6% of compensation that the participant deferred.

     The Company may also make such additional contributions to the 401(k) Plan as it determines in its discretion, subject to limitations imposed by the Code. Each participant in the 401(k) Plan is entitled to make a voluntary contribution, also subject to limitations imposed by the Code. The participant's interest in these contributions, plus any earnings thereon, are held in his account under the 401(k) Plan and this account is at all times fully (100%) vested and nonforfeitable. Moneys in the account are invested, as the participant directs, in one or more of the following funds currently being offered: (1) a money market fund, (2) a government securities fund, (3) a mutual fund investing in common stocks and (4) a guaranteed investment contract.

     Subject to certain rules, a participant may make withdrawals from the amount of voluntary contributions held in his account. However, withdrawals of contributions deferred under Section 401(k) of the Code before age 59 1/2 are permitted only for hardship or in certain other cases and are subject to a 10% early withdrawal tax unless used for deductible medical expenses. Distributions are made at retirement or earlier termination of employment, including as a result of disability or death.

     Supplemental Management Compensation Program. The Company maintains a supplemental management compensation program for certain management employees of the Company designed to provide current and post-employment benefits in the event of their retirement or death. The supplemental management compensation program is comprised of a supplemental retirement income program and an equity split-dollar program. The Company expects that substantially all of the entire cost of these programs to the Company will eventually be recovered through the receipt of proceeds of life insurance on the lives of covered employees. The Company's 1994 premium payments with respect to Messrs. Santulli, Romeo, Carney and Gazzo are reflected in the Summary Compensation Table under "All Other Compensation".

     The supplemental retirement income program is intended to provide a participating employee or his heirs or distributees annual retirement income equal to 50% of the employee's 1984 base salary. Payments under the program will be made only after a participant's employment with the Company terminates and then for a period of fifteen years following the earlier of his attainment of age 65 or his death.

     The equity split-dollar program permits participating employees to acquire additional whole life insurance coverage (subject to medical examination) on a basis pursuant to which the Company participates in the payment of premiums and the receipt of policy proceeds. The program is structured so that the Company will recover from the policy proceeds the full amount of premiums it has paid on each policy. Annual benefits under this program are determined by standard actuarial computations of the full amount of insurance coverage purchased as reduced by any recovery by the Company of the full amount of premiums paid on the policy. The amount of insurance coverage purchased to date has been determined by applying a participant's pro rata share of aggregate 1984 base salary compensation as of April 1, 1984 of the covered group to the overall 1984 Company budget of $100,000 for premiums under this program and the supplemental retirement income program to determine the premium amount allocable to any participant and thereafter securing insurance coverage obtainable in 1984 for such premium, given the age and medical history of the participant. All policies under this program provide that a participant with fewer than 10 years employment with the Company must endorse the policy in its entirety to the Company upon termination of his employment prior to 10 years with the Company and that, in any case, the Company will recover from policy proceeds the full amount of paid premiums. Messrs. Santulli, Romeo, Carney, Gazzo and one other executive officer currently participate in this program. In 1989, Mr. Romeo's agreement was amended to provide that, upon a change of control (defined in a manner similar to that discussed below under Executive Continuation Agreements), all benefits are immediately vested notwithstanding his termination of employment prior to 10 years with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The   Compensation   Committee   endorses  the   principles   of  executive
compensation described above.

     As part of its responsibilities, the Committee meets each December to determine the base salary of the senior executives of the Company for the next year and bonuses for the current year. The Committee also meets, from time to time, to determine whether individual grants of stock options should be awarded to senior executives as well as to other employees of the Company. In discharging these responsibilities, the Committee reviews the performance of the Company relative to its goals. In addition, with the assistance of the Chief Executive Officer, the Committee reviews the individual performance of the other senior executive officers. The Committee also evaluates the performance of the Chief Executive Officer and the Chief Operating Officer, as reflected in the financial performance of the Company, to determine base salary and bonus. The Committee subsequently reports on its evaluation and compensation determinations to the other non-employee directors.

     Based on the performance of the Company in 1993, the Committee determined that, generally, no bonuses would be paid to employees, including the Chief Executive Officer and other executive officers for 1994, although a limited numnber of special bonuses were paid in respect of 1993 to certain employees. Based on the performance of the Company in 1994, the Committee determined that, generally, no bonuses would be paid to employees, including the Chief Executive Officer and other executive officers. No base salaries of senior executive officers were increased for 1993 or 1994.




                                             Compensation Committee

                                             Herbert H. Feldman, Chairman
                                             Howard D. Brous
                                             Warren H. Esanu


                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company and its subsidiaries to its Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer, whose salary and bonus exceeded $100,000 for the most recent fiscal year.



                                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                                  Annual Compensation               Compensation
                                           ----------------------------------  ---------------------
                                                                      Other                Options/   All Other
                                                                     Annual    Restricted    SARs      Compen-
      Name and                                                      Compensa-     Stock     (Number    sation
 Principal Position               Year     Salary      Bonus(1)      tion(2)     Awards   of Shares)     (2)
 ------------------               ----     ------      --------     ---------  ---------- ----------  ---------
Vincent F. Santulli .........     1994    $275,000            0          0          0          0       $48,959
Chairman of the Board             1993    $275,000            0       $867          0          0       $50,716
  and Chief  Executive            1992    $280,288            0          0          0          0       $36,602
  Officer

Garet M. Romeo ..............     1994    $211,000            0          0          0          0       $43,112
President and Chief               1993    $211,000            0       $801          0          0       $42,927
  Operating Officer               1992    $217,519            0          0          0          0       $32,402

William V.  Carney ..........     1994    $162,000            0          0          0          0       $35,840
Vice Chairman,                    1993    $162,000            0       $396          0          0       $36,410
  Senior Vice President           1992    $165,115            0          0          0          0       $29,834
  and Secretary

John J. Gazzo ...............     1994    $140,000            0          0          0          0       $36,477
Vice President                    1993    $140,000            0       $266          0          0       $36,929
                                  1992    $142,692            0          0          0          0       $32,830

Vincent H. Catrini ..........     1994    $135,750            0          0          0      5,000       $ 6,885
Vice President                    1993    $129,351            0          0          0          0       $ 5,775
                                  1992    $ 82,642            0          0          0          0       $ 4,218

- - --------------
(1)   Bonus earned for the year shown, whether or not paid in such year.

(2) "All Other Compensation" includes the Company's match with respect to 75% of the amount which the executive participant elected to defer pursuant to the Company's 401(k) plan, up to the first 6% of compensation deferred by the participant, premiums paid with respect to the equity split dollar program, group life insurance in amounts greater than that available to all employees and special long term disability coverage and amounts equal to market interest on certain preexisting borrowings in connection with awards under the Company's 1984 Employee Incentive Plan as follows:




                                                         Mr.         Mr.        Mr.         Mr.         Mr.
                                                      Santulli      Romeo     Carney       Gazzo      Catrini
                                                      --------    --------    -------     -------     -------
Company 401(k) Match ......................            $ 6,929     $ 6,430    $ 6,785     $ 5,941      $5,940
Premiums
  Equity Split Dollar .....................            $28,659     $23,253    $21,037     $25,193        --
  Group Life Insurance ....................            $   945     $   945    $   945     $   945      $  945
  Special Long Term Disability ............            $ 1,397     $ 2,294    $ 2,038     $ 1,009        --
Forgiveness of Interest
  Employee Debentures .....................            $11,029     $10,190    $ 5,035     $ 3,389        --



     During 1994, options to purchase 5,000 shares of Common Stock were granted to Mr. Catrini.


                                                                                     Potential Realizable
                           Number of                                               Value at Assumed Annual
                            Common          Percentage of                            Rates of Stock Price
                            Shares          Total Options                              Appreciation for
                          Underlying         Granted to                                  Option Term
                           Options            Employees         Exercise           -----------------------
       Name                Granted            in 1994            Price              5%                10%
       ----               ----------        -------------       --------           ---                ---
Vincent H. Catrini...       5,000               50%              $9.875          $20,100            $46,843



                          AGGREGATE OPTION EXERCISES IN 1994 AND YEAR-END OPTION VALUES
                                            (AS OF DECEMBER 31, 1994)


                                                                                              Value of In the
                                                                      No. of Unexercised      Money Unexercised
                                                                     Options at Year End     Options at Year End
                                              Shares                ----------------------   -------------------
                                             Acquired      Value    Exercis-      Unexer-    Exercis-    Unexer-
        Name                                on Exercise  Realized   able (#)    cisable (#)   able ($)  cisable ($)
        ----                                -----------  --------   --------    -----------  ---------  ----------
Vincent F. Santulli ..................          0           0         59,000       37,500           0           0
Garet M. Romeo .......................          0           0         42,000       24,000           0           0
William V. Carney ....................          0           0         22,500       15,000           0           0
John J. Gazzo ........................          0           0         22,500       15,000           0           0
Vincent H. Catrini ...................          0           0          5,700        2,500           0           0


     Executive Continuation Agreements. The Company is a party to Executive Continuation Agreements with Messrs. Santulli, Carney, Gazzo and Catrini as well as with other senior officers. The agreements provide that, in the event that a change of control of the Company occurs and the executive's employment with the Company is subsequently terminated by the Company other than for cause, death or disability, or is terminated by the executive as a result of a substantial alteration in the executive's duties, compensation or other benefits, the executive shall be entitled to the payment by the Company of an amount equal to the executive's monthly salary at the rate in effect as of the date of the executive's termination (or, if higher, as in effect immediately prior to the change in control) plus the pro rata monthly amount of the executive's most recent annual bonus paid immediately before the change of control multiplied, in the case of Mr. Santulli, by 24 and, in the case of Messrs. Carney, Gazzo and Catrini and the other participants, by 18. For purposes of the agreements, a change of control is defined as one which would be required to be reported in response to the proxy rules under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the acquisition of beneficial ownership, directly or indirectly, by a person or group of persons of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or, during any period of two consecutive years, if individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new director was nominated or ratified by at least two-thirds of the directors then still in office who were directors at the beginning of the period. The change in control must occur during the term of the agreement, which in each case is currently through December 31, 1995 and is renewed automatically unless the Company gives 60 days written notice prior to January 1 of any year of its election not to renew the agreement. If such a change of control occurs during the effectiveness of the agreement, any termination during the twenty-four months following the change of control, in the case of Mr. Santulli and during the eighteen months following the change of control, in the case of Messrs. Carney, Gazzo and Catrini and the other participants, will result in the compensation described above.

     Employment Agreements. The Company has entered into employment agreements with Messrs. Santulli, Carney, Gazzo and Catrini as well as with certain other senior officers. The agreements provide for initial terms of two years (four years in the case of Mr. Santulli, three in the case of Mr. Carney) and automatic annual renewals unless the Company gives 90 days written notice (180 days for Mr. Santulli, and 120 days for Mr. Carney) prior to January 1 of any year of its election not to renew the agreement. Any voluntary termination of employment by an individual executive can only be effected upon six months' prior written notice to the Company. Each of the agreements provides for annual review of each executive's salary by the Board of Directors. No executive's salary may be set at a level less than that last fixed by the Board except if, and to the extent that, salaries payable to all executive officers of the Company are reduced on a uniform or percentage basis. Each agreement terminates upon the death or disability of an executive, in which event the Company is obligated to pay the executive or his or her estate a payment equal to three months salary. The Company may terminate any employment agreement with or without cause (as defined in the agreements) on ten days' written notice. In the event of a termination for cause, the Company is not obligated to make any severance or other payments to the executive. Upon a termination without cause, an executive is entitled to receive as a severance payment his or her then current salary for a period of six months following the date of termination plus an additional period equal to one month for each full year of service with the Company up to a maximum total of 24 months. Mr. Santulli's agreement provides that in the event of a termination without cause he shall receive 30 months' severance plus one month for each full year of service with the Company up to a total maximum of 42 months' severance. Mr. Carney would receive 18 months' severance plus one month for each full year of service with the Company up to a total maximum of 30 months' severance. In the event that an executive is covered by an executive severance agreement which provides for payments upon termination subsequent to a change of control of the Company, the severance arrangements described in this paragraph would not be applicable if the executive became entitled to receive severance payments under the executive severance agreement. The employment agreements also contain non-competition, confidentiality and non-solicitation covenants applicable to each executive.

     Mr. Romeo also has a similar contract which provides that in the event of a termination without cause he shall receive 18 months' severance plus one month for each full year of service with the Company up to a total maximum of 30 months' severance. Mr. Romeo resigned as an officer and director of the Company and any subsidiaries for which he served as an officer or director on February 24, 1995. His employment with the Company will terminate on June 30, 1995.

     Borrowings From the Company in Connection with the Company's 1984 Employee Incentive Plan. In connection with the award of Employee Debentures under the Company's 1984 Employee Incentive Plan (the "1984 Plan"), which has now been terminated, the Board of Directors authorized the Company to offer loans to employees receiving awards to facilitate the purchase of the Employee Debentures in 1985 and 1986. Also, the Board of Directors authorized an extension of the maturity of loans to employees who had received award of Series A and Series B Employe Debentures and who chose to convert such series A and Series B Employee Debentures into shares of Common Stock but not sell such shares at April 1, 1992. $137,870.11, $127,380, $62,940.70 and $42,360.08 borrowed by Messrs.
Santulli, Romeo, Carney and Gazzo, respectively, in connection with such conversions of Series A and Series B Debentures is outstanding as of April 17, 1995. In addition, principal amounts of $42,360.08 each are outstanding in respect of such loans to Michael A. Tancredi who also is an executive officer of the Company as well as to a former executive officer of the Company. Such extension loans are due April 1, 1997 and bore a floating interest rate which was subject to adjustment each July 1 and January 1 based on a rate equal to 110 percent of the average market yield during the six month period ending on the preceding April 1 and October 1 on outstanding marketable obligations of the United States with periods to maturity of three years or less. Payment of such interest from April 1, 1992 was forgiven by action of the Board of Directors in 1993.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, Herbert H. Feldman, Howard D. Brous and Warren H. Esanu served as members of the Company's Compensation Committee. During 1994, Alpha Risk Management, Inc., an independent risk management consulting company of which Mr. Feldman is president and sole shareholder, received an aggregate of $36,000 in retainer fees in connection with its provision of ongoing risk management services relating to the Company's corporate insurance coverage. Also during 1994, the law firm of which Mr. Esanu is a member provided legal services to the Company and is expected to do so duirng 1995.

                               PERFORMANCE GRAPH

     The following graph shows changes over the past five years in the value of $100 invested in: (a) Porta Systems Corp. Common Stock; (b) The Standard and Poors 500 Index and (c) an SIC peer group consisting of five companies whose principal business activity is the manufacture of communications equipment:
Andrew Corp., DSC Communications Corp., M/A-Com Inc., Northern Telecom Limited and Scientific Atlanta, Inc.

     The year-end values of each investment are based on the share price appreciation plus the monthly reinvestment of dividends. Total shareholders returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below.

                          TOTAL RETURN TO SHAREHOLDERS
                     December 31, 1989 to December 31, 1994



  [THE FOLLOWING PARAGRAPH WAS REPRESENTED BY A GRAPH IN THE PRINTED MATERIAL]

                                                           S&P Communications
Date        Porta Systems Corp.      S&P 500 Index       Equipment Manufacturers
- - ----        -------------------      -------------       -----------------------
1989                100                   100                      100
1990             116.36                 96.89                   111.39
1991             179.09                126.42                   172.52
1992             109.09                136.05                   186.08
1993              73.64                149.76                   179.02
1994              36.36                151.74                   204.21




                                                                       Indexed/Cumulative Returns
                                               Base     ------------------------------------------------------
                                              Period     Return      Return      Return     Return      Return
Company/Index Name                             1989       1990        1991        1992       1993        1994
- - ------------------                            ------     ------      ------      ------     ------      ------
Porta Systems Corp. ..................         100       116.36      179.09      109.09       73.64      36.36
S&P 500 Index ........................         100        96.89      126.42      136.05      149.76     151.74
S&P Communications Equipment
  Manufacturers ......................         100       111.39      172.52      186.08      179.02     204.21


This total shareholders return model assumes reivested dividends.

Prepared by Standard & Poor's Compustat, a division of McGraw-Hill.

                              ELECTION OF AUDITORS

     The Board of Directors has selected KPMG Peat Marwick, independent certified public accountants, to serve as auditors for the Company for the fiscal year ending December 31, 1995. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. KPMG Peat Marwick are considered by the Board of Directors to be well qualified to serve as the Company's auditors, and ratification by stockholders of their selection is therefore recommended.

     Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of such ratification.


                           1996 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1996 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, the proposals must be received by the Company at its principal office in Syosset, New York prior to December 30, 1995.


                                 OTHER MATTERS

     The expenses of preparing, printing and mailing this notice of meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, directors, officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, may solicit proxies by mail, telegraph, telephone or personal interview. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay an estimated $5,000 plus expenses. In addition, the Company will reimburse brokerage firms, banks, trustees, nominees and other persons holding shares of Common Stock of record for the expense of forwarding proxy material to the beneficial owners of shares.

     Management does not know of any matters to be presented at the meeting other than those described herein. However, if any other matters properly come before the meeting, the holders of proxies solicited by the Board of Directors of the Company intend to exercise their discretion in voting on the other matters.



                                          By order of the Board of Directors

                                                  WILLIAM V. CARNEY
                                                      Secretary

April 30, 1995

                                                                      APPENDIX A

                                                        PORTA SYSTEMS CORP.
                                                               PROXY
                             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     Revoking any such prior appointments,  the undersigned appoints Vincent F. Santulli, William V. Carney and Michael A. Tancredi,
or a majority of such thereof as shall act (or if only one shall act, then that one),  proxies with full power of  substitution,  to vote all the common stock of Porta Systems Corp. (the "Company")  registered in the name of the undersigned at the Annual Meeting of
Stockholders  to be held at the Board Room of the American Stock Exchange,  86 Trinity Place,  New York, New York on June 7, 1995 at
3:00 P.M., Eastern Daylight Savings Time, and at any adjournments thereof, on the matters set forth on the reverse side.

THE MATTERS TO BE VOTED UPON, THE  INSTRUCTIONS  AND A SPACE FOR YOUR VOTE ARE SET FORTH ON THE REVERSE SIDE.  PLEASE VOTE, SIGN AND
RETURN PROMPTLY.

     Receipt is acknowledged of the Notice of Annual Meeting and Proxy Statement dated April 30, 1995.

                                                                                Dated:                                        , 1995
                                                                                      ----------------------------------------

                                                                                ----------------------------------------------------

                                                                                ----------------------------------------------------
                                                                                               THIS PROXY MUST BE SIGNED
                                                                                               EXACTLY  AS  NAME APPEARS
                                                                                                        HEREON.

                                                                                Executors,  administrators,  trustees,  etc., should
                                                                                give  full  title  as  such.  If  the  signer  is  a
                                                                                corporation,  please sign full  corporate  name by a
                                                                                duly authorized officer.


If this proxy is properly executed, the shares of common stock represented hereby will be voted for Items 1 and 2 in accordance with the  instructions  on this proxy.  If no  instructions  are given,  such shares will be voted FOR the  election of all  nominees for director,  and FOR ratification of the appointment of KPMG Peat Marwick as the independent auditors for the year ending December 31,
1995 and in the discretion of the proxies upon any other matter which may properly come before the meeting.

PLEASE MARK YOUR CHOICE LIKE THIS / / IN BLUE OR BLACK INK.

                 ------------------                                              ----------
                   Account Number                                                  Common

(Mark only one)

1.   Election of Directors (Nominees: V.F. Santulli, W.V. Carney, M.A. Tancredi, H.D. Brous, S. Kreitman, W.H. Esanu, H.H. Feldman).

     / / FOR all nominees listed above      / / AGAINST all nominees

         TO VOTE AGAINST any nominee write the nominee's name in the space below.


2.   Ratification of appointment of KPMG Peat Marwick, certified public accountants, as the independent auditors for the Company for the fiscal year ending December 31, 1995.

                                                                           / / FOR               / / AGAINST            / / ABSTAIN

3.   In accordance with their discretion, upon such other matters as may properly come before the meeting.



                                                                      APPENDIX B

                                                        PORTA SYSTEMS CORP.                                                    PROXY

                             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     Revoking any such prior appointments,  the undersigned appoints Vincent F. Santulli, William V. Carney and Michael A. Tancredi,
or a majority of such thereof as shall act (or if only one shall act, then that one),  proxies with full power of  substitution,  to vote all the common stock of Porta Systems Corp. (the "Company")  registered in the name of the undersigned at the Annual Meeting of
Stockholders  to be held at the Board Room of the American Stock Exchange,  86 Trinity Place,  New York, New York on June 7, 1995 at
3:00 P.M., Eastern Daylight Savings Time, and at any adjournments thereof, on the matters set forth on the reverse side.




                                   THE MATTERS TO BE VOTED UPON, THE INSTRUCTIONS AND A SPACE FOR
                                            YOUR VOTE ARE SET FORTH ON THE REVERSE SIDE.
                                               PLEASE VOTE, SIGN AND RETURN PROMPTLY.


                                                                                                                     /X/ Please mark
                                                                                                                         your votes
                                                                                                                          as  this
                    ----------
                      COMMON

If this proxy is properly executed, the shares of common stock represented hereby will be voted for Items 1 and 2 in accordance with the  instructions  on this proxy.  If NO  instructions  are given,  such shares will be voted FOR the  election of all  nominees for director,  and FOR ratification of the appointment of KPMG Peat Marwick as the independent auditors for the year ending December 31,
1995 and in the discretion of the proxies upon any other matter which may properly come before the meeting.

                                   FOR            AGAINST
                              all nominees      all nominees                                       FOR     AGAINST     ABSTAIN
Item  1  -  Election   of          / /              / /               Item 2 - Ratification  of    / /       / /         / /
Directors (Nominees: V.F.                                             the  appointment  of KPMG
Santulli,   W.V.  Carney,                                             Peat  Marwick,  certified
M.A.    Tancredi,    H.D.                                             public  accountants,   as
Brous,  W.H. Esanu,  H.H.                                             the independent  auditors
Feldman,  S.  Kreitman TO                                             for the  Company  for the
VOTE  AGAINST any nominee                                             fiscal     year    ending
write the nominee's  name                                             December 31, 1995.
in the space below.


- - ----------------------------------------------------------------
                                                                      Item  3  -  In  accordance
                                                                      with   their   discretion,
                                                                      upon such other matters as
                                                                      may  properly  come before
                                                                      the meeting.

                                                                                                     Receipt     is     hereby
                                                                                                     acknowledged of the Porta
                                                                                                     Systems  Corp.  Notice of
                                                                                                     Annual  Meeting and Proxy
                                                                                                     Statement dated April 30,
                                                                                                     1995.


Signature(s)                                                                                                     Date
           ----------------------------------------------------------------------------------------------------        -----------

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators,  trustees, etc. should give full title as such.
If the signer is a corporation, please sign full corporate name by a duly authorized officer.
